UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 24, 2018

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building D, Floor 3 35 Gatehouse Drive Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (781) 419-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 25, 2018, Henry Chen and Luke Evnin, Ph.D. each notified Syndax Pharmaceuticals, Inc. (the “Company”) of his respective decision to resign from the Board of Directors of the Company (the “Board”) effective September 25, 2018. Mr. Chen and Dr. Evnin’s resignations from the Board are not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Following Dr. Evnin’s resignation, the Board appointed Keith A. Katkin as chair of the Compensation Committee.

On September 25, 2018, the Board unanimously voted to appoint Jennifer Jarrett and William Meury to the Board, each effective on September 25, 2018, and appointed Ms. Jarrett as a member of the Nominating and Corporate Governance Committee and Mr. Meury as a member of the Audit Committee. Ms. Jarrett and Mr. Meury’s appointments fill vacancies on the Board resulting from the resignations of Mr. Chen and Dr. Evnin. The Board designated each of Ms. Jarrett and Mr. Meury as Class II members to serve until the 2021 annual meeting of the Company’s stockholders, or until her or his successor has been duly elected and qualified, or until her or his earlier death, resignation or removal.

There were no arrangements or understandings between either Ms. Jarrett or Mr. Meury and any other persons pursuant to which each was selected as a director, and there are no related person transactions within the meaning of Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”) between either Ms. Jarrett and the Company or Mr. Meury and the Company required to be disclosed herein.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”), each of Ms. Jarrett and Mr. Meury will receive annual cash compensation in the amount $40,000 for their Board service, and, in the case of Ms. Jarrett, $4,000 for her Nominating and Corporate Governance Committee service, and, in the case of Mr. Meury, $8,500 for his Audit Committee service. All amounts will be paid in quarterly installments. The Company will also reimburse each of Ms. Jarrett and Mr. Meury for their travel expenses incurred in connection with attendance at Board and Committee meetings. On September 25, 2018, the Board also granted each of Ms. Jarrett and Mr. Meury an initial one-time option to purchase 35,000 shares of the Company’s common stock (each, an “Option”). Subject to each of Ms. Jarrett and Mr. Meury’s continued service on the Board, each Option will vest as follows: 1/36 of the shares subject to each Option will vest monthly over a three-year period. In accordance with the Policy, as may be amended from time to time, each of Ms. Jarrett and Mr. Meury will also be eligible to receive an annual option award to purchase shares of the Company’s common stock, subject to their continued service on the Board.

In connection with Ms. Jarrett and Mr. Meury’s appointments to the Board, each entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the SEC on January 4, 2016. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On September 24, 2018, the Company issued a press release updating its guidance regarding the Phase 3 registration trial of entinostat plus exemestane in advanced hormone receptor positive, human epidermal growth factor receptor 2 negative (HR+, HER2-) breast cancer, E2112.  A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 25, 2018.
99.2	Press Release, dated September 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Briggs W. Morrison, M.D.
Briggs W. Morrison, M.D.
Chief Executive Officer

Dated:  September 26, 2018